SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2002.

STONERIDGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of Principal Executive Offices)	(Zip Code)

(330) 856-2443
Registrant’s Telephone Number, Including Area Code

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 21, 2002, the Board of Directors of Stoneridge, Inc. (the “Company”), upon the recommendation of the chairman of the audit committee, approved the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent accountant for the fiscal year ending December 31, 2002. E&Y replaces Arthur Andersen LLP (“Andersen”), who was dismissed as the Company’s independent accountant effective May 21, 2002.

Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through May 21, 2002, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated May 21, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through the date of the Board of Directors’ decision, neither the Company nor anyone on behalf of the Company consulted E&Y regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304 (a) (1) (iv) of Regulation S-K, or any reportable event, as defined in Item 304 (a) (1) (v) of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit 16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 21, 2002, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONERIDGE, INC.

By:	/s/ KEVIN P. BAGBY
Kevin P. Bagby Treasurer and Chief Financial Officer (Principal Financial and Chief Accounting Officer)

Date:    May 21, 2002

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EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 21, 2002.

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